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                                                                    Exhibit 16.1




August 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read item 4 of Form 8-K dated August 30, 1999 of Affiliated Networks, Inc. and are in agreement with the statements contained in the first three paragraphs of item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                           Very truly yours,


                                           /s/ McClain & Company, L.C.

                                           McClain & Company, L.C.
                                           Certified Public Accountants